Exhibit 10.2

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 2, 2013, is entered into by and between Cereplast, Inc., a Nevada corporation (the “Company”), and Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”).

WHEREAS, the parties entered into that certain Registration Rights Agreement dated as of August 24, 2012 (the “RR Agreement”), in connection with the parties entry into that certain Stock Purchase Agreement which provides for the issuance and sale of $5,000,000.00 in shares of convertible, redeemable Series A Preferred Stock of the Company; and

WHEREAS, the parties wish to amend the RR Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Holder hereby agree as follows:

1.	Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the RR Agreement shall have the respective meanings given to those terms in the RR Agreement.

2.	Amendment. The definition of “Effectiveness Date” in Section 1 of the RR Agreement is hereby amended and restated to read in its entirety as follows:

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, the 150th calendar day following Filing Date.

3.	Effect of Agreement. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Holder, nor constitute a waiver of any provision of the RR Agreement. Except as amended above, the RR Agreement remains in full force and effect.

4.	Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

5.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction.

6.	Counterparts. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

CEREPLAST, INC.

By:	/s/ Frederic Scheer
Name: Frederic Scheer
Title: Chief Executive Officer

IRONRIDGE TECHNOLOGY CO.,
a division of IRONRIDGE GLOBAL IV, LTD

By:	/s/ Peter Cooper
Name: Peter Cooper
Title: Director